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                                                                Exhibit 10.35(b)

                                                                         NO.____

                            MICRON ELECTRONICS, INC.

                             1995 STOCK OPTION PLAN

                                 NOTICE OF GRANT

        This Notice of Grant (the "AGREEMENT") is made and entered into as of the date of grant set forth below (the "DATE OF GRANT") by and between Micron Electronics, Inc. (the "COMPANY"), and the participant named below (the "PARTICIPANT"). Capitalized terms not defined herein shall have the meaning ascribed to them in Micron Electronics, Inc. 1995 Stock Option Plan.

PARTICIPANT:               _____________________________________________________

TOTAL OPTION SHARES:       _____________________________________________________

EXERCISE PRICE PER SHARE:  _____________________________________________________

DATE OF GRANT:             _____________________________________________________

FIRST VESTING DATE:        _____________________________________________________

EXPIRATION DATE:           _____________________________________________________

                         (unless earlier terminated under Section 9 of the Plan)
TYPE OF STOCK OPTION:    [ ] INCENTIVE STOCK OPTION
                         [ ] NONQUALIFIED STOCK OPTION

        IN WITNESS WHEREOF, Micron Electronics, Inc. has caused this Agreement to be executed in triplicate by its duly authorized representative and Participant has executed this Agreement in triplicate, effective as of the Date of Grant.

MICRON ELECTRONICS, INC.                  PARTICIPANT

By: _____________________________         ______________________________________
                                          (Signature)


_________________________________         ______________________________________
(Please print name)                       (Please print name)


_________________________________
(Please print title)



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                              TERMS AND CONDITIONS
                               OF NOTICE OF GRANT

        1. GRANT OF OPTION. The Company hereby grants to Participant an option (this "OPTION") to purchase the total number of shares of the Company's Common Stock, .01 par value, set forth above as Total Option Shares (the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement and the Plan. If designated in this Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option ("NSO").

        2. EXERCISE PERIOD.

            2.1 Exercise Period of Option. Provided Participant continues to provide services to the Company or any Subsidiary or Parent of the Company or, for so long as it owns 50% or more of the total combined voting power of the Company, to Micron Technology, Inc., the Option will become vested and exercisable as to portions of the Shares as follows: (i) this Option shall not vest nor be exercisable with respect to any of the Shares until the First Vesting Date set forth on the first page of this Agreement (the "FIRST VESTING DATE"); (ii) on the First Vesting Date the Option will become vested and exercisable as to twenty-five percent (25%) of the Shares; and (iii) thereafter at the end of each full succeeding month the Option will become vested and exercisable as to 2.08333% of the Shares until the Shares are vested with respect to one hundred percent (100%) of the Shares. If application of the vesting percentage causes a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, at the end of which last month this Option shall become exercisable for the full remainder of the Shares.

            2.2 Vesting of Options. Shares that are vested pursuant to the schedule set forth in Section 2.1 are "VESTED SHARES." Shares that are not vested pursuant to the schedule set forth in Section 2.1 are "UNVESTED SHARES."

            2.3 Expiration. The Option shall expire on the Expiration Date set forth above or earlier as provided in Section 3 below or pursuant to Section 7 of the Plan.

        3. TERMINATION.

            3.1 Termination for Any Reason Except Death, Disability or Cause. If Participant's Continuous Status as an Employee or Consultant is terminated for any reason other than death, Disability or for cause, then the Participant may exercise such Participant's Options only to the extent that such Options are exercisable upon the date of such termination or as otherwise determined by the Administrator. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the termination date or such other date determined by the Administrator, within thirty (30) days after the termination date but in any event, no later than the expiration date of the Options.

            3.2 Termination Because of Death or Disability. If Participant's Continuous Status as an Employee or Consultant is terminated because of Participant's death or Disability, then Participant's Options may be exercised only to the extent that such Options are exercisable

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by Participant on the date of such termination or as otherwise determined by the
Administrator. Such Options must be exercised by Participant (or Participant's legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the termination date or such other date determined by the Administrator, within twelve (12) months after the termination date but in any event no later than the expiration date of the Options.

            3.3 Termination for Cause. If Participant is terminated for cause, then Participant's Options shall expire on the date of termination, or at such later time and on such conditions as are determined by the Administrator.

            3.4 No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary of the Company, or Micron Technology, Inc., or limit in any way the right of the Company, or any Parent or Subsidiary of the Company, or Micron Technology, Inc., to terminate Participant's employment or other relationship at any time, with or without cause.

            3.5 Confidentiality. Participant agrees that information regarding this Option, including, but not limited to, the issuance of the Option to Participant and the number of Shares subject to the Option, is Company confidential information, and is subject to Participant's obligations to maintain such information in confidence. Participant agrees not to disclose such information to any third party, except to his or her immediate family members, accountants, financial advisors and attorneys (each of whom shall be informed of the confidential nature of the information and agree not to disclose the information to any third party), or as required by law. Participant agrees that the Administrator may, at its discretion, immediately terminate all or part of this Option if Participant violates this Section 3.5.

        4. MANNER OF EXERCISE.

            4.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant's death or incapacity, Participant's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as may be approved by the Administrator from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia, (i) Participant's election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares and (iv) any representations, warranties and agreements regarding Participant's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall be subject to all of the restrictions contained herein as if such person were the Participant.

            4.2 Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised as to fewer than one hundred (100) Shares unless it is exercised as to all Shares as to which the Option is then exercisable.

            4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased in cash (by check), or where permitted by law:


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            (a) by cancellation of indebtedness of the Company to the
                Participant;

            (b) by surrender of shares of the Company's Common Stock that (i)
                either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Participant in the open public market; and (ii) are clear of all liens, claims, encumbrances or security interests;

            (c) by waiver of compensation due or accrued to Participant for services rendered;

            (d) provided that a public market for the Company's stock exists:
                (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay for the total Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company, or (ii) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

            (e) any other form of consideration approved by the Administrator;
                or

            (f) by any combination of the foregoing.

            4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal, state and local withholding obligations of the Company. If the Administrator permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

            4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant's authorized assignee, or Participant's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.


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        5. CORPORATE TRANSACTIONS.

            5.1 Assumption or Replacement of Options by Successor. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger of the Company with or into another corporation (other than a Change in Control), or (iii) a sale of all or substantially all the assets of the Company (other than a Change in Control), any or all outstanding Options may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In lieu of such assumption or substitution, or in the event the successor corporation does not assume the Option or substitute an equivalent option or right, the Administrator may provide for the Participant to have the right to exercise all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this Subsection 5.1, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

            In the event of a Change in Control, the unexercised portion of the Option shall become immediately exercisable, to the extent such acceleration does not disqualify the Plan, or cause an ISO to be treated as a NSO without the Participant's consent.

            5.2 Other Treatment of Options. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 5, in the event of the occurrence of any transaction described in Section 5.1 hereof, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

        6. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

        7. NONTRANSFERABILITY OF OPTION. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of

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descent and distribution and may be exercised, during Participant's lifetime, only by the Participant.

        8. TAX CONSEQUENCES. Set forth below is a brief summary as of April of 2001 of some of the tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

            8.1 Exercise of NSO. There may be a regular federal and state income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant's compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

            8.2 Exercise of ISO. If the Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

            8.3 Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

                (a) ISO's. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period (a "DISQUALIFYING DISPOSITION"), any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. Participant shall immediately notify the Company in writing of any Disqualifying Disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the Disqualifying Disposition by payment in cash or out of the current wages or other compensation payable to Participant.

                (b) NSO's. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an Option, any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If the Shares are disposed of within this twelve (12) month period, any gain realized on such disposition will be treated as compensation income.

                (c) Withholding. The Company may be required to withhold from the Participant's compensation or collect from the Participant and pay to the applicable taxing authorities an amount equal to a percentage of the Participant's compensation income.

        9. PRIVILEGES OF STOCK OWNERSHIP. Participant shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Participant.


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        10. INTERPRETATION. Any dispute regarding the interpretation of this
Agreement shall be submitted by the Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and the Participant.

        11. ENTIRE AGREEMENT. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

        12. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (iii) one (1) business day after deposit with any return receipt express courier (prepaid); or (iv) one
(1) business day after transmission by facsimile, rapifax or telecopier.

        13. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant's heirs, executors, administrators, legal representatives, successors and assigns.

        14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota except for that body of law pertaining to conflicts of law. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        15. ACCEPTANCE. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.